EXHIBIT 10.5

                                                           CONFORMED COPY


                              EMPLOYMENT AGREEMENT

                    EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 12th day of October, 1996, by and between Mineral Energy Company (the "Company"), a California corporation, and Donald E. Felsinger (the "Executive");

                    WHEREAS, the Executive is currently serving as President and Chief Executive Officer of San Diego Gas & Electric Company and Executive Vice President of Enova Corporation, a California corporation ("Enova"), and the Company desires to secure the continued employment of the Executive in accordance herewith;

                    WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 12, 1996, among, inter alia, Enova, Pacific Enterprises, a California corporation ("Pacific Enterprises") and the Company, the parties thereto have agreed to a merger (the "Merger") pursuant to the terms thereof;

                    WHEREAS, the Executive is willing to commit himself to be employed by the Company on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

                    WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date (as hereinafter defined), setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined).

                    NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

               1.  Employment and Term.

                    (a) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the term thereof (as described below).

                    (b) Term. The term of the Executive's employment under this Agreement shall commence (the "Effective Date") as of the closing date (the "Closing Date") of the Merger as described in the Merger Agreement and shall continue until the earlier of the Executive's Mandatory Retirement Age (as defined herein) or the fifth anniversary of the Effective Date (such term being referred to hereinafter as the "Employment Period"); provided, however, that commencing on the fourth anniversary of the Effective Date (and each anniversary of the Effective Date thereafter), the term of this Agreement shall automatically be extended for one additional year, unless, prior to such date, the Company or the Executive shall give written notice to the other party that it or he, as the case may be, does not wish to so extend this Agreement; and further provided, however, that if the Merger Agreement is terminated, then, at the time of such termination, this Agreement shall be deemed cancelled and of no force or effect and the Executive shall continue to be subject to such agreements and arrangements that were in effect prior to the Closing Date of the Merger. As a condition to the Merger, the parties hereto agree that the Company shall be responsible for all of the premises, covenants and agreements set forth in this Agreement.

                    (c) Mandatory Retirement. In no event shall the term of the Executive's employment hereunder extend beyond the end of the month in which the Executive's 65th birthday occurs (the "Mandatory Retirement Age").

               2.  Duties and Powers of Executive.

                    (a) Position. During the period commencing on the Effective Date the Executive shall serve as President and Principal Executive Officer of the businesses of the Company and its subsidiaries that are not economically regulated by the California Public Utilities Commission (the "Unregulated Subsidiaries") with such authority, duties and responsibilities with respect to such position as set forth in subsection (b) hereof. In this capacity, the Executive shall report to the Office of the Chairman or if the Office of the Chairman does not exist, the Chief Executive Officer of the Company. The titles, authority, duties and responsibilities set forth in subsection (b) hereof may be changed from time to time but only with the mutual written agreement of the Executive and the Company.

                    (b)  Duties of the President and Principal
          Executive Officer. The duties of the President and Principal Executive Officer of the Company's Unregulated Subsidiaries shall include but not be limited to directing the overall business, affairs and operations of the Company's Unregulated Subsidiaries, through the officers of such subsidiaries, all of whom shall report directly or indirectly to the Executive.

                    (c) Attention. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

               3.  Compensation.

                    It is the Board's intention to provide the Executive with compensation opportunities that, in total, are at a level that is consistent with that provided by comparable companies to executives of similar levels of responsibility, expertise and corporate and individual performance as determined by the compensation committee of the Board. In this regard, the Executive shall receive the following compensation for his services hereunder to the
          Company:

                    (a) Base Salary. During the Employment Period, the Executive's annual base salary ("Annual Base Salary") shall in no event be no less than $440,000 and shall be payable in accordance with the Company's general payroll practices. Subject to Section 4(d)(ii), the Board in its discretion may from time to time direct such upward adjustments in the Executive's Annual Base Salary as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect increases in the cost of living and the Executive's performance. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

                    (b) Incentive Compensation. Subject to Section 4(d)(ii), during the Employment Period, the Executive shall participate in annual incentive compensation plans and long-term incentive compensation plans of the Company and, to the extent appropriate, the Company's Subsidiaries (which long-term incentive compensation plans may include plans offering stock options, restricted stock and other long-term incentive compensation and all such annual and long-term plans to be hereinafter referred to as the "Incentive Compensation Plans") and will be granted awards thereunder providing him with the opportunity to earn, on a year-by-year basis, annual and long-term incentive compensation (the "Incentive Compensation Awards") at least equal (in terms of target, maximum and minimum awards expressed as a percentage of Annual Base Salary) to the Executive's opportunities that were in effect prior to the Effective Date. Any equity awards granted to the Executive may be granted, at the Executive's election, to trusts established for the benefit of members of the Executive's family. With respect to incentive compensation awards granted prior to the Effective Date, the Executive shall be entitled to retain such awards in accordance with their terms, which shall be appropriately adjusted as a result of the Merger.

                    (c) Retirement and Welfare Benefit Plans. In addition to the benefits provided under Section 3(b), during the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all other savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or senior executive officers of the Company and its domestic subsidiaries, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing. To the extent that benefits payable or provided to the Executive under such plans are materially less favorable on a benefit by benefit basis than the benefits that would have been payable or provided to the Executive under comparable Enova tax-qualified retirement plans, executive retirement plans, split dollar and other life insurance arrangements in which the Executive was a participant (based on the terms of such plans as of the Effective Date), the Executive shall be entitled to benefits pursuant to the terms of this Agreement equal to the excess of the benefits provided under the applicable Enova plans over the benefits provided under the comparable Company plans.

                    (d) Expenses. The Company shall reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board.

                    (e) Fringe Benefits and Perquisites. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company and, to the extent appropriate, the Company's subsidiaries from time to time in effect, commensurate with his position.

               4.  Termination of Employment.

                    (a)  Death or Disability.  The Executive's
          employment shall terminate upon the Executive's death or, at the election of the Board or the Executive, by reason of Disability (as herein defined) during the Employment Period; provided, however, that the Board may not terminate the Executive's employment hereunder by reason of Disability unless at the time of such termination there is no reasonable expectation that the Executive will return to work within the next ninety (90) day period. For purposes of this Agreement, disability ("Disability") shall have the same meaning as set forth in the Enova long-term disability plan or its successor.

                    (b) By the Company for Cause. The Company may terminate the Executive's employment during the Employment Period for Cause (as herein defined). For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 4(d)) or
          (ii) the Executive's commission of one or more acts of moral turpitude that constitute a violation of applicable law (including but not limited to a felony) which have or result in an adverse effect on the Company, monetarily or otherwise or one or more significant acts of dishonesty . For purposes of clause (i) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

                    (c)  By the Company without Cause.
          Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment other than by a termination for Cause during the Employment Period, but only upon the affirmative vote of three-fourths (3/4) of the membership of the Board.

                    (d)  By the Executive for Good Reason.  The
          Executive may terminate his employment during the Employment Period for Good Reason (as herein defined). For purposes of this Agreement, "Good Reason" shall mean the occurrence without the written consent of the Executive of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination (as hereinafter defined) specified in the Notice of Termination (as hereinafter defined) given in respect thereof:

                              (i)  an adverse change in the
               Executive's title, authority, duties, responsibilities or reporting lines as specified in Sections 2(a) and 2(b) of this Agreement;

                              (ii)  a reduction by the Company in (A)
               the Executive's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time or (B) the Executive's aggregate annualized compensation and benefits opportunities, except, in the case of both (A) and (B), for across-the-board reductions similarly affecting all executives (both of the Company and of any Person (as hereinafter defined) then in control of the Company) whose compensation is directly determined by the compensation committee of the Board (and the compensation committee of the board of directors of any Person then in control of the Company); provided that, the exception for across-the-board reductions shall not apply following a Change in Control (as hereinafter defined);

                              (iii)  the relocation of the Executive's
               principal place of employment to a location away from the Company's headquarters or a substantial increase in the Executive's business travel obligations outside of the Southern California area as of the Effective Date, other than any such increase that (A) arises in connection with extraordinary business activities of the Company and (B) is understood not to be part of the Executive's regular duties with the Company;

                              (iv)  the failure by the Company to pay
               to the Executive any portion of the Executive's current compensation and benefits or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due;

                              (v)  any purported termination of the
               Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of
               Section 4(f); for purposes of this Agreement, no such purported termination shall be effective;

                              (vi)  the failure by the Company to
               obtain a satisfactory agreement from any successor of the Company requiring such successor to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Section 11; or

                              (vii)  the failure by the Company to
               comply with any material provision of this Agreement.

                    Following a Change in Control (as hereinafter defined), the Executive's determination that an act or failure to act constitutes Good Reason shall be presumed to be valid unless such determination is deemed to be unreasonable by an arbitrator. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                         (e)  Change in Control.

                         Change in Control shall mean the occurrence
               of any of the following events:

                              (i)   Any Person is or becomes the
               Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

                              (ii)  The following individuals cease
               for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                              (iii)  There is consummated a merger or
               consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

                              (iv)  The shareholders of the Company
               approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                    "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

                    "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                    Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control for purposes of this Agreement if, in connection with the Transaction, the Executive participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the Executive shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Executive of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like,
          (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of the Company, or (iii) obtaining beneficial ownership of any equity interest in the Acquiror in a manner unrelated to a Transaction.

                         (f)  Notice of Termination.  During the
          Employment Period, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with
          Section 12(b). For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the entire membership of the Board at a meeting of the Board that was called and held no more than ninety (90) days after the date the Board had knowledge of the most recent act or omission giving rise to such breach for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board and, if possible, to cure the breach that was the basis for the Notice of Termination for Cause) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or
          (ii) of the definition of Cause herein, and specifying the particulars thereof in detail. Unless the Board determines otherwise, a Notice of Termination by the Executive alleging a termination for Good Reason must be made within 180 days of the act or failure to act that the Executive alleges to constitute Good Reason.

                         (g)  Date of Termination.  "Date of
          Termination," with respect to any purported termination of the Executive's employment during the Employment Period, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days for reasons other than cause and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty
          (60) days) from the date such Notice of Termination is given.

               5.  Obligations of the Company Upon Termination.

                    (a) Termination Other Than for Cause, Death or Disability. During the Employment Period, if the Company shall terminate the Executive's employment (other than for Cause, death or Disability) or the Executive shall terminate his employment for Good Reason (termination in any such case being referred to as "Termination") the Company shall pay to the Executive amounts, and provide the Executive with the benefits, described in this Section 5 (hereinafter referred to as the "Severance Payments"). Subject to Section 5(g), the amounts specified in this Section 5(a) shall be paid within thirty (30) days after the Date of Termination.

                         (i)  Lump Sum Payment.  In lieu of any
               further payments of Annual Base Salary or annual Incentive Compensation Awards to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum amount in cash equal to the product of (X) the sum of (A) the Executive's Annual Base Salary and (B) the greater of the Executive's target bonus for the year of termination or the average of the three (3) years' highest gross bonus awards, not necessarily consecutive, paid by the Company (or its predecessor) to the Executive in the five (5) years preceding the year of termination and (Y) the number of years remaining in the Employment Period (including fractional years) but in no event less than two (2), provided, however, that in the event of a Termination following a Change in Control such multiplier shall not be less than three (3).

                         (ii) Accrued Obligations. The Company shall pay the Executive a lump sum amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) an amount equivalent to any annual Incentive Compensation Awards earned with respect to fiscal years ended prior to the year that includes the Date of Termination to the extent not theretofore paid, and (C) an amount equivalent to the target amount payable under any annual Incentive Compensation Awards for the fiscal year that includes the Date of Termination or, if greater, the average of the three (3) years' highest gross bonus awards, not necessarily consecutive, paid by the Company (or its predecessor) to the Executive in the five (5) years preceding the year of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365, in each case to the extent not theretofore paid. (The amounts specified in clauses
               (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations.")

                         (iii)  Deferred Compensation.  In the event
               of a Termination following a Change in Control, the Company shall pay the Executive a lump sum payment in an amount equal to any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon).

                         (iv)  Pension Supplement.  The Company shall
               provide the Executive with such additional years of age and service credit for purposes of the calculation of retirement benefits under the Enova Supplemental Executive Retirement Plan (the "Enova SERP") as if he had remained employed for the remainder of the Employment Period, but in no event less than two (2) years, provided, however, that (A) if the Executive has not yet then attained age 53 at the time the credit for age and service is given, he will be credited with the additional amount of age credit as if he had attained age 55 and (B) there shall be no reduction under the Enova SERP for early retirement as set forth in Paragraph 4.a.ii of the Enova SERP, except for the early retirement reduction factor as determined in accordance with the table in Section 5.4 of the San Diego Gas & Electric Company Pension Plan, as adopted by Enova (the "Pension Plan"), which factors shall be applied to the Executive's age and years of service after he is credited with the additional age and service described above; and provided, further, however, that in the event of a Termination following a Change in Control, the Company shall pay the Executive a lump sum payment in an amount equal to the benefits under the Enova SERP as described in paragraph 2.c of the Enova SERP, less the value calculated consistently with paragraph 4.b of the SERP of the Executive's entitlement under the Pension Plan, such payment to be calculated and paid without regard to the limitation described in the Enova SERP relating to Section 280G of the Code and with such additional years of age and service credit as if he had remained employed for the remainder of the Employment Period, but in no event less than two (2) years, provided that if he has not then attained age 53 at the time the credit for age and service is given, he will be credited with the additional amount of age credit as if he had attained age 55; and in either case the Executive's termination shall be a "Qualifying Termination" as defined in the Split Dollar Life Insurance Agreement entered into between the Executive and Enova, and where necessary the Company shall take such steps, including the payment of additional premiums, as may be necessary so that the cash value of the policy as of the Date of Termination shall reflect the additional age and service credit.

                         (v) Accelerated Vesting and Payment of Long-Term Incentive Awards. All equity-based long-term Incentive Compensation Awards held by the Executive under any long- term Incentive Compensation Plan maintained by the Company or any affiliate shall immediately vest and become exercisable as of the Date of Termination, to be exercised in accordance with the terms of the applicable plan and award agreement; provided, however, that any such awards granted on or after the Effective Date shall remain outstanding and exercisable until the earlier of (A) eighteen (18) months following the Date of Termination or (B) the expiration of the original term of such award (it being understood that all awards granted prior to the Effective Date shall remain outstanding and exercisable for a period that is no less than that provided for in the applicable agreement in effect as of the date of grant), and the Company shall pay to the Executive, with respect to all cash-based, long-term Incentive Compensation Awards made to the Executive that are outstanding under any long-term Incentive Compensation Plan maintained by the Company or any affiliate an amount equal to the target amount payable under such long-term Incentive Compensation Awards multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the award cycle to and including the Date of Termination, and the denominator of which shall be the number of days in the cycle as originally granted.

                         (vi)  Continuation of Welfare Benefits.  For
               (A) the remainder of the Employment Period, but in no event less than a period of two (2) years or (B) until the Executive is eligible for retiree medical benefits, whichever is longer, immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents with life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination, provided, however, that if the Executive becomes employed with another employer and is eligible to receive life, disability, accident and health insurance benefits under another employer-provided plan, the benefits under the Company's plans shall be secondary to those provided under such other plan during such applicable period of eligibility, and further provided, however, that in the event of a Termination following a Change in Control such period shall not be less than the number of years until the Executive reaches normal retirement age as defined under the Enova tax-qualified plans.

                    (b) Termination by the Company for Cause or by the Executive Other than for Good Reason. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the Accrued Obligations.

                    (c) Termination due to Death or Disability. If the Executive's employment shall terminate by reason of death or Disability, the Company shall pay the Executive or his estate, as the case may be, the Accrued Obligations and, solely in the case of Termination by reason of Disability, the Pension Supplement. Such payments shall be in addition to those rights and benefits to which the Executive or his estate may be entitled under the relevant Company plans or programs.

                    (d)  Code Section 280G.

                         (i)  Notwithstanding any other provisions of
               this Agreement, in the event that any payment or benefit received or to be received by the Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (A) the Company, (B) any Person (as defined in Section 4(e)) whose actions result in a Change in Control or (C) any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part) by the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

                         (ii) For purposes of this limitation, (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (B) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the Company's accounting firm which (or, in the case of a payment following a Change in Control the accounting firm that was, immediately prior to the Change in Control, the Company's independent auditor) (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (C) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (A) or (B)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of Tax Counsel, and (D) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

                    (e)  Consulting and Non-Competition.   If the
          Total Payments are subject to reduction in accordance with the above provisions of Section 5(d), the Executive shall have the option, to be exercised within ten (10) days after receipt of notice of such reduction from the Company, to enter into a consulting and non-competition agreement with the Company (the "Consulting and Non-Competition Agreement"), which shall (1) provide the Executive with payments and benefits, payable over the term of the agreement, the present value of which in the aggregate is equal to or greater than the present value (determined by applying a discount rate equal to the interest rate provided in section 1274(b)(2)(B) of the Code) of the balance of the payments and benefits otherwise payable to the Executive without regard to the provisions of Section 5(d), (2) require the Executive to make his services available to the Company for no more than twenty (20) hours per month and (3) last for a period of not more than two (2) years (unless the Executive consents to a longer period).

                    (f) Gross-Up Payment. In the event that the Executive receives a notice from the Internal Revenue Service to the effect that the amounts payable under the Consulting and Non-Competition Agreement would be subject (in whole or part) to the tax (the "Excise Tax") imposed under section 4999 of the Code, within thirty (30) days after the date the Chairman of the Board receives a copy of such notice the Company shall pay to the Executive such additional amounts (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date on which the Gross-Up Payment is calculated for purposes of this section, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                    (g) Release. Notwithstanding anything herein to the contrary, the Company's obligation to make the payments provided for in this Section 5 is expressly made subject to and conditioned upon (i) the Executive's prior execution of a release substantially in the form attached hereto as Exhibit A within forty-five (45) days after the applicable Date of Termination and (ii) the Executive's non-revocation of such release in accordance with the terms thereof.

               6.  Nonexclusivity of Rights.

                    Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with, the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

               7.  Full Settlement; Mitigation.

                    The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, provided that nothing herein shall preclude the Company from separately pursuing recovery from the Executive based on any such claim. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

               8.  Arbitration.

                    Any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an "arbitrable dispute") must be submitted to confidential arbitration in San Diego, California. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy of any arbitrable dispute. Should any party to this Agreement pursue any arbitrable dispute by any method other than arbitration, the other party shall be entitled to recover from the party initiating the use of such method all damages, costs, expenses and attorneys' fees incurred as a result of the use of such method. Notwithstanding anything herein to the contrary, nothing in this Agreement shall purport to waive or in any way limit the right of any party to seek to enforce any judgment or decision on an arbitrable dispute in a court of competent jurisdiction.

               9.  Confidentiality.

                    The Executive acknowledges that in the course of his employment with the Company he has acquired non-public privileged or confidential information and trade secrets concerning the operations, future plans and methods of doing business ("Proprietary Information") of the Company, its subsidiaries and affiliates; and the
          Executive agrees that it would be extremely damaging to the Company, its subsidiaries and affiliates if such Proprietary Information were disclosed to a competitor of the Company, its subsidiaries and affiliates or to any other person or corporation. The Executive understands and agrees that all Proprietary Information has been divulged to the Executive in confidence and further understands and agrees to keep all Proprietary Information secret and confidential (except for such information which is or becomes publicly available other than as a result of a breach by the Executive of this provision) without limitation in time. In view of the nature of the Executive's employment and the Proprietary Information the Executive has acquired during the course of such employment, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any disclosure of Proprietary Information in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them. Inquiries regarding whether specific information constitutes Proprietary Information shall be directed to the Company's Senior Vice President, Public Policy (or, if such position is vacant, the Company's Chief Executive Officer), provided, that the Company shall not unreasonably classify information as Proprietary Information.

               10.  Non-Solicitation of Employees.

                    The Executive recognizes that he possesses and will possess confidential information about other employees of the Company, its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company, its subsidiaries and affiliates. The Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company, its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company, its subsidiaries and affiliates. The Executive agrees that, during the Employment Period and for a period of one (1) year thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries or affiliates for the purpose of being employed by him or by any competitor of the Company, its subsidiaries or affiliates on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company, its subsidiaries and affiliates to any other person; provided, however, that it shall not constitute a solicitation or recruitment of employment in violation of this paragraph to discuss employment opportunities with any employee of the Company, its subsidiaries or affiliates who has either first contacted the Executive or regarding whose employment the Executive has discussed with and received the written approval of the Company's Vice President, Human Resources (or, if such position is vacant, the Company's Chief Executive Officer), prior to making such solicitation or recruitment. In view of the nature of the Executive's employment with the Company, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any solicitation or recruitment in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them.

               11.  Legal Fees.

                    The Company shall pay to the Executive all legal fees and expenses (including but not limited to fees and expenses in connection with any arbitration) incurred by the Executive in disputing in good faith any issue arising under this Agreement relating to the termination of the Executive's employment or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, but in each case only to the extent the arbitrator or court determines that the Executive had a reasonable basis for such claim.

               12.  Successors.

                    (a) Assignment by Executive. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                    (b)  Successors and Assigns of Company.  This
          Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

                    (c) Assumption. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

               13.  Miscellaneous.

                    (a)  Governing Law.  This Agreement shall be
          governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

                    (b)  Notices.  All notices and other
          communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed, in either case, to the Company's headquarters or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                    (c)  Severability.  The invalidity or
          unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                    (d) Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                    (e) No Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(d) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                    (f) Entire Agreement. This instrument contains the entire agreement of the Executive, the Company or any predecessor or subsidiary thereof with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby including, but not limited to, that certain employment agreement dated September 18, 1996 between the Executive and Enova. Notwithstanding the foregoing, the provisions of any employee benefit or compensation plan, program or arrangement applicable to the Executive, including that certain Incentive Bonus Agreement, entered into between the Executive and Enova, shall remain in effect, except as expressly otherwise provided herein.

                    IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

                                        MINERAL ENERGY COMPANY

                                        /s/ Kevin C. Sagara
                                        __________________________
                                        Kevin C. Sagara
                                        President

                                        /s/ Donald E. Felsinger
                                        __________________________
                                        Donald E. Felsinger



                                                       EXHIBIT A

                               GENERAL RELEASE

                    This GENERAL RELEASE (the "Agreement"), dated
          _______, is made by and between ___________________, a
          California corporation (the "Company") and _____________ ("you" or "your").

                    WHEREAS, you and the Company have previously entered into that certain Employment Agreement dated
          _____________, 1996 (the "Employment Agreement"); and

                    WHEREAS, Section 5 of the Employment Agreement provides for the payment of severance benefits in the event of the termination of your employment under certain circumstances, subject to and conditioned upon your execution and non-revocation of a general release of claims by you against the Company and its subsidiaries and affiliates.

                    NOW, THEREFORE, in consideration of the
          premises and the mutual covenants herein contained, you and the Company hereby agree as follows:

                    ONE: Your signing of this Agreement confirms that your employment with the Company shall terminate at the close of business on ___________, or earlier upon our mutual agreement.

                    TWO: As a material inducement for the payment of benefits under Section 5 of that certain Employment Agreement between you and the Company, and except as otherwise provided in this Agreement, you and the Company hereby irrevocably and unconditionally release, acquit and forever discharge the other from any and all Claims either may have against the other. For purposes of this Agreement and the preceding sentence, the words "Releasee" or "Releasees" and "Claim" or "Claims," shall have the meanings set forth below:

                         (a)  The words "Releasee" or "Releasees"
          shall refer to the you and to the Company and each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, advisors, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, attorneys and advisors of such parent companies, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them.

                         (b)  The words "Claim" or "Claims" shall
          refer to any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which you or the Company now, in the past or, except as limited by law or regulation such as the Age Discrimination in Employment Act (ADEA), in the future may have, own or hold against any of the Releasees; provided, however, that the word "Claim" or "Claims" shall not refer to any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses
          (including attorneys' fees and costs actually incurred) arising under [identify severance, employee benefits, stock option and other agreements containing duties, rights obligations etc. of either party that are to remain operative]. Claims released pursuant to this Agreement by you and the Company include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, any tort, any claim that you failed to perform or negligently performed or breached your duties during employment at the Company, any legal restrictions on the Company's right to terminate employees or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of l964 (race, color, religion, sex and national origin discrimination); (2) 42 U.S.C SECTION 1981 (discrimination); (3) 29 U.S.C. ss. 621-634 (age discrimination); (4) 29 U.S.C. SECTION 206(d)(l) (equal pay);
          (5) 42 U.S.C. ss. 12101, et seq. (disability); (6) the California Constitution, Article I, Section 8 (discrimination); (7) the California Fair Employment and Housing Act (discrimination, including race, color, national origin, ancestry, physical handicap, medical condition, marital status, religion, sex or age); (8) California Labor Code Section 1102.1 (sexual orientation discrimination); (9) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (10) Executive Order 11141 (age discrimination); (11) ss. 503 and 504 of the Rehabilitation Act of 1973 (handicap discrimination); (12) The Worker Adjustment and
          Retraining Act (WARN Act); (13) the California Labor Code (wages, hours, working conditions, benefits and other matters); (14) the Fair Labor Standards Act (wages, hours, working conditions and other matters); the Federal Employee Polygraph Protection Act (prohibits employer from requiring employee to take polygraph test as condition of employment); and (15) any federal, state or other governmental statute, regulation or ordinance which is similar to any of the statutes described in clauses
          (1) through (14).

                    THREE: You and the Company expressly waive and relinquish all rights and benefits afforded by any statute (including but not limited to Section 1542 of the Civil Code of the State of California) which limits the effect of a release with respect to unknown claims. You and the Company do so understanding and acknowledging the significance of the release of unknown claims and the waiver of statutory protection against a release of unknown claims (including but not limited to Section
          1542). Section 1542 of the Civil Code of the State of California states as follows:

                    "A GENERAL RELEASE DOES NOT EXTEND TO
                    CLAIMS WHICH THE CREDITOR DOES NOT
                    KNOW OR SUSPECT TO EXIST IN HIS FAVOR
                    AT THE TIME OF EXECUTING THE RELEASE,
                    WHICH IF KNOWN BY HIM MUST HAVE
                    MATERIALLY AFFECTED HIS SETTLEMENT
                    WITH THE DEBTOR."

          Thus, notwithstanding the provisions of Section 1542 or of any similar statute, and for the purpose of implementing a full and complete release and discharge of the Releasees, you and the Company expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all Claims which are known and all Claims which you or the Company do not know or suspect to exist in your or the Company's favor at the time of execution of this Agreement and that this Agreement contemplates the extinguishment of all such Claims.

                    FOUR: The parties acknowledge that they might hereafter discover facts different from, or in addition to, those they now know or believe to be true with respect to a Claim or Claims released herein, and they expressly agree to assume the risk of possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective, in all respects, regardless of such additional or different discovered facts.

                    FIVE: You hereby represent and acknowledge that you have not filed any Claim of any kind against the Company or others released in this Agreement. You further hereby expressly agree never to initiate against the Company or others released in this Agreement any administrative proceeding, lawsuit or any other legal or equitable proceeding of any kind asserting any Claims that are released in this Agreement.

                    The Company hereby represents and acknowledges that it has not filed any Claim of any kind against you or others released in this Agreement. The Company further hereby expressly agrees never to initiate against you or others released in this Agreement any administrative proceeding, lawsuit or any other legal or equitable proceeding of any kind asserting any Claims that are released in this Agreement.

                    SIX: You hereby represent and agree that you have not assigned or transferred, or attempted to have assigned or transfer, to any person or entity, any of the Claims that you are releasing in this Agreement.

                    The Company hereby represents and agrees that it has not assigned or transferred, or attempted to have assigned or transfer, to any person or entity, any of the Claims that it is releasing in this Agreement.

                    SEVEN: As a further material inducement to the Company to enter into this Agreement, you hereby agree to indemnify and hold each of the Releasees harmless from all loss, costs, damages, or expenses, including without limitation, attorneys' fees incurred by Releasees, arising out of any breach of this Agreement by you or the fact that any representation made in this Agreement by you was false when made.

                    EIGHT: You and the Company represent and acknowledge that, in executing this Agreement, neither is relying upon any representation or statement not set forth in this Agreement or the Severance Agreement.

                    NINE:

                         (a)  This Agreement shall not in any way
          be construed as an admission by the Company that it has acted wrongfully with respect to you or any other person, or that you have any rights whatsoever against the Company, and the Company specifically disclaims any liability to or wrongful acts against you or any other person, on the part of itself, its employees or its agents. This Agreement shall not in any way be construed as an admission by you that you have acted wrongfully with respect to the Company, or that you failed to perform your duties or negligently performed or breached your duties, or that the Company had good cause to terminate your employment.

                         (b)  If you are a party or are threatened
          to be made a party to any proceeding by reason of the fact that you were an officer [or director] of the Company, the Company shall indemnify you against any expenses (including reasonable attorney fees provided that counsel has been approved by the Company prior to retention), judgments, fines, settlements, and other amounts actually or reasonably incurred by you in connection with that proceeding, provided that you acted in good faith and in a manner you reasonably believed to be in the best interest of the Company. The limitations of California Corporations Code Section 317 shall apply to this assurance of indemnification.

                         (c)  You agree to cooperate with the
          Company and its designated attorneys, representatives and agents in connection with any actual or threatened judicial, administrative or other legal or equitable proceeding in which the Company is or may be become involved. Upon reasonable notice, you agree to meet with and provide to the Company or its designated attorneys, representatives or agents all information and knowledge you have relating to the subject matter of any such proceeding.

                    TEN: This Agreement is made and entered into in California. This Agreement shall in all respects be interpreted, enforced and governed by and under the laws of the State of California. Any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an "arbitrable dispute") must be submitted to arbitration in [Los Angeles][San Diego], California. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy for any arbitrable dispute. The arbitrator in any arbitrable dispute shall not have authority to modify or change the Agreement in any respect. You and the Company shall each be responsible for payment of one-half the amount of the arbitrator's fee(s). Should any party to this Agreement institute any legal action or administrative proceeding against the other with respect to any Claim waived by this Agreement or pursue any arbitrable dispute by any method other than arbitration, the prevailing party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of that action. The arbitrator's decision and/or award will be fully enforceable and subject to an entry of judgment by the Superior Court of the State of California for the County of [Los Angeles][San Diego].

                    ELEVEN: Both you and the Company understand that this Agreement is final and binding eight days after its execution and return. Should you nevertheless attempt to challenge the enforceability of this Agreement as provided in Paragraph TEN or, in violation of that Paragraph, through litigation, as a further limitation on any right to make such a challenge, you shall initially tender to the Company, by certified check delivered to the Company, all monies received pursuant to Section 5 of the Employment Agreement, plus interest, and invite the Company to retain such monies and agree with you to cancel this Agreement and void the Company's obligations under Section 5 of the Employment Agreement. In the event the Company accepts this offer, the Company shall retain such monies and this Agreement shall be canceled and the Company shall have no obligation under Section 5 of the Employment Agreement. In the event the Company does not accept such offer, the Company shall so notify you, and shall place such monies in an interest-bearing escrow account pending resolution of the dispute between you and the Company as to whether or not this Agreement and the Company's obligations under Section 5 of the Employment Agreement shall be set aside and/or otherwise rendered voidable or unenforceable. Additionally, any consulting agreement then in effect between you and the Company shall be immediately rescinded with no requirement of notice.

                    TWELVE: Any notices required to be given under this Agreement shall be delivered either personally or by first class United States mail, postage prepaid, addressed to the respective parties as follows:

               To Company:         [TO COME]

                          Attn:  [TO COME]

               To You:    ___________________
                          ___________________
                          ___________________

                    THIRTEEN: You understand and acknowledge that you have been given a period of 45 days to review and consider this Agreement (as well as statistical data on the persons eligible for similar benefits) before signing it and may use as much of this 45-day period as you wish prior to signing. You are encouraged, at your personal expense, to consult with an attorney before signing this Agreement. You understand and acknowledge that whether or not you do so is your decision. You may revoke this Agreement within seven days of signing it. If you wish to revoke, the Company's Vice President, Human Resources must receive written notice from you no later than the close of business on the seventh day after you have signed the Agreement. If revoked, this Agreement shall not be effective and enforceable and you will not receive payments or benefits under Section 5 of the Employment Agreement.

                    FOURTEEN: This Agreement constitutes the entire Agreement of the parties hereto and supersedes any and all other Agreements (except the Employment Agreement) with respect to the subject matter of this Agreement, whether written or oral, between you and the Company. All modifications and amendments to this Agreement must be in writing and signed by the parties.

                    FIFTEEN: Each party agrees, without further consideration, to sign or cause to be signed, and to deliver to the other party, any other documents and to take any other action as may be necessary to fulfill the obligations under this Agreement.

                    SIXTEEN: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or application; and to this end the provisions of this Agreement are declared to be severable.

                    SEVENTEEN: This Agreement may be executed in counterparts.

               I have read the foregoing General Release and I accept and agree to the provisions it contains and hereby execute it voluntarily and with full understanding of its consequences. I am aware it includes a release of all known or unknown claims.

          DATED:




          DATED:




                    You acknowledge that you first received this Agreement on [date].

                                        ___________________________